                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Captec Net Lease Realty, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials:

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         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                         CAPTEC NET LEASE REALTY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Captec Net Lease Realty, Inc. will be held at The Ritz-Carlton Dearborn, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan, on Friday, May 8, 1998, at 10:00 a.m., Eastern time, for the following purposes:

          1. To elect seven directors, each to serve until the next annual meeting of the stockholders and until his successor has been duly elected and qualified;

          2. To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in said reports is contemplated; and

          3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 20, 1998, will be entitled to notice of and to vote at the meeting or any adjournment thereof. Stockholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope. The principal address of Captec Net Lease Realty, Inc. is 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, MI 48106-0544.

                                            By order of the Board of Directors,

                                            /s/ W. Ross Martin
                                            W. ROSS MARTIN
                                            Executive Vice President and
                                              Chief Financial Officer

Dated: April 7, 1998

                            YOUR VOTE IS IMPORTANT.
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY.

                         CAPTEC NET LEASE REALTY, INC.

                                PROXY STATEMENT

                             ---------------------

     This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of Captec Net Lease Realty, Inc., a Delaware corporation (the "Company"), to be held at The Ritz-Carlton Dearborn, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan, on Friday, May 8, 1998, at 10:00 a.m., Eastern time, and at any adjournment thereof. This proxy statement and the accompanying notice and proxy will first be sent to stockholders by mail on or about April 7, 1998.

     Annual Report. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, which incorporates the Company's Form 10-K as filed with the United States Securities and Exchange Commission (the "Commission"), is enclosed.

     Solicitation and Revocation of Proxies. This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company or its affiliates may solicit proxies by telephone or facsimile.

     If the enclosed proxy is signed and returned, the shares represented thereby will be voted in accordance with any specification made therein by the stockholder. In the absence of any such specification, the shares will be voted to elect the director nominees set forth under "Election of Directors" below. A stockholder's presence at the meeting, without more, will not operate to revoke the proxy. The proxy is revocable by the stockholder at any time to the extent not yet exercised by giving notice to the Company in writing at its address indicated on the attached Notice of Annual Meeting of Stockholders or at the Annual Meeting.

     Outstanding Shares. The close of business on March 20, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date, the Company's issued and outstanding voting securities consisted of 9,508,108 shares of common stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 1998, by: (a) the Company's directors (all of whom are also nominees for director); (b) each other person who is known by the Company to own beneficially more than 5.0% of the outstanding shares of the Common Stock; (c) each of the Company's executive officers; and (d) the Company's executive officers and directors as a group. Unless otherwise stated, the following beneficial owners have sole voting power and sole investment power of all shares of Common Stock set forth opposite their names.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY
                                                                  OWNED(1)
                      BENEFICIAL OWNER                            OF CLASS       PERCENT
                      ----------------                        ----------------   -------
Patrick L. Beach............................................      461,516          4.9%
W. Ross Martin..............................................      210,036          2.2
H. Reid Sherard.............................................       33,586          *
Ronald Max..................................................      --              --
Richard J. Peters...........................................        5,000          *
Creed L. Ford, III..........................................        1,000          *
William H. Krul, II.........................................        1,000          *
Lee C. Howley...............................................        5,000          *
The Public Institution For Social Security..................      527,778          5.6
Boston Partners Asset Management L.P.(2)....................      480,000          5.0
Mutual Management Corp.(3)..................................      480,000          5.0
Marsh & McLennan Companies, Inc.(4).........................      500,000          5.3
                                                                  -------          ---
All Executive Officers and Directors as a Group.............      717,138          7.5%

---------------
 *  Less than 1.0%.
(1) Excludes shares of the Common Stock subject to options which are not exercisable within 60 days.
(2) According to a Schedule 13G dated February 9, 1998, filed with the Commission, Boston Partners Asset Management, L.P. ("BPAM"), an investment advisory firm, beneficially owns 480,000 shares of the Common Stock. BPAM disclosed in its Schedule 13G that (i) it has shared dispositive and voting power for all 480,000 shares of the Common Stock with Boston Partners, Inc. ("Boston Partners"), the sole general partner of BPAM, and Desmond John Heathwood, the principal stockholder of Boston Partners; and (ii) each of BPAM, Boston Partners and Mr. Heathwood may be deemed to own beneficially all 480,000 shares of the Common Stock. BPAM also disclosed in its Schedule 13G that it holds all 480,000 shares of the Common Stock under management for its clients, none of whom owns more than 5.0% of the Common Stock.
(3) According to a Schedule 13G dated February 6, 1998, filed with the Commission, Mutual Management Corp. ("MMC"), an investment advisory firm, beneficially owns 480,000 shares of the Common Stock. MMC disclosed in its
    Schedule 13G that (i) it has shared dispositive and voting power for all 480,000 shares of the Common Stock with Salomon Smith Barney Holdings Inc. ("SSB"), the sole stockholder of MMC, and Travelers Group Inc. ("TRV"), the sole stockholder of SSB; and (ii) each of MMC, SSB and TRV may be deemed to own beneficially all 480,000 shares of the Common Stock.
(4) According to a Schedule 13G dated February 6, 1998, filed with the Commission by Marsh & McLennan Companies, Inc. a holding company, its wholly owned subsidiary Putnam Investments, Inc. ("PII") and PII's wholly owned subsidiaries The Putnam Advisory Company, Inc. ("PAC") and Putnam Investment Management, Inc. ("PIMI") and the Putnam Capital Appreciation Fund ("PCAF") in the aggregate beneficially own shares of the Common Stock as follows: (i) PII -- 500,000 shares (shared voting power -- 14,300 shares, shared dispositive power -- 500,000 shares); (ii) PIMI -- 485,700 shares (for which it shares dispositive power); (iii) PAC -- 14,300 shares (for which it shares voting and dispositive power); and (iv) PCAF -- 485,700 shares (for which it shares voting and dispositive power).

                             ELECTION OF DIRECTORS

     The Company's Bylaws establish the number of directors at seven. At the Annual Meeting, the shares represented by proxies, unless otherwise specified, will be voted for the election of the seven nominees named herein, each to serve until the next annual meeting and until his successor is duly elected and qualified.

     The director nominees are identified in the following table. Messrs. Beach, Martin and Sherard each were elected as directors on August 29, 1997. Messrs. Peters, Ford, Krul and Howley each were elected as directors on November 10, 1997.

     If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished concerning each nominee for election as a director.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                             EXPIRATION
                                                                                              OF TERM
                                                                                  DIRECTOR   FOR WHICH
            NAME              AGE               PRINCIPAL OCCUPATION               SINCE      PROPOSED
            ----              ---               --------------------              --------   ----------
Patrick L. Beach............  41    Chairman of the Board of Directors,             1997        1999
                                    President and Chief Executive Officer
W. Ross Martin..............  37    Executive Vice President, Chief Financial       1997        1999
                                    Officer and Treasurer
H. Reid Sherard.............  46    Senior Vice President -- Sales and              1997        1999
                                    Marketing, Captec Financial Group, Inc.
Richard J. Peters...........  50    President, R.J. Peters & Company, L.L.C.        1997        1999
Creed L. Ford, III..........  46    Chief Executive Officer, Kona Restaurant        1997        1999
                                    Group
William H. Krul, II.........  48    President, Miller-Valentine Construction,       1997        1999
                                    Inc.
Lee C. Howley...............  50    President, Howley & Company                     1997        1999

     Each of the nominees has engaged in the principal occupation or activity indicated for at least five years, except as follows. Since 1981, Mr. Beach has served as the Chairman of the Board of Directors, President and Chief Executive Officer of Captec Financial Group, Inc. ("Captec Financial"), an affiliate of the Company. Mr. Martin served as Vice President -- Finance of Captec Financial from 1986 to 1994 and has served as its Senior Vice President and Chief Financial Officer since 1994. From 1986 to 1994, Mr. Sherard was employed by Franchise Finance Corporation of America in several positions including Vice President, Acquisitions. From 1986 through June 1997, Mr. Peters was a senior executive of Penske Corporation, serving most recently as Executive Vice President and Chief Financial Officer, and as President and Chief Executive Officer of Penske Motor Sports, Inc. From 1976 until 1997 Mr. Ford served in numerous capacities with Brinker International, most recently as Chief Operating Officer and a Director.

     Mr. Peters is a Director of Penske Corporation, Penske Motor Sports, Inc. and Aon Funds. Mr. Howley is a Director of Boykin Lodging Company, International Total Services, Inc. and LESCO, Inc., and currently serves as Co-Chairman of the Rock and Roll Hall of Fame and Museum in Cleveland, Ohio.

     Kona Restaurant Group, of which Mr. Ford is the Chief Executive Officer, is a lessee of three properties from the Company on which it operates Johnny Carino's Italian Kitchen restaurants. Total rent to the Company from these properties was $146,670 in 1997 and is anticipated to be approximately $467,272 in 1998.

     As of December 31, 1997, the Company held a demand loan of $421,920 collateralized by a first mortgage on a Blockbuster Video Unit owned by Mr. Martin's father-in-law. The note bears interest at a rate of 9.0% per annum.

     As of December 31, 1997, the Company held various collateralized loans to affiliates under a master revolving note and a promissory note with Captec Financial in the aggregate principal amount of approximately $13.1 million. The master revolving note bears interest at 8.0% per annum and the promissory note bears interest at 15.74% per annum. Both notes are payable on demand.

     As of December 31, 1997, the Company also held approximately $7.5 million in short-term demand loans, substantially all of which are from Captec Financial. These loans bear interest at the rate of 8.0% per annum.

     In January 1997, the Company acquired two net leased real properties and three equipment leases from an affiliated limited partnership for an aggregate purchase price of approximately $2.4 million.

     Messrs. Beach, Martin and Sherard are the Chief Executive Officer, President and Chairman, the Senior Vice President and Chief Financial Officer, and the Senior Vice President -- Sales and Marketing, respectively, of Captec Financial. Messrs. Beach and Martin also serve as the Chief Executive Officer, President and Chairman and the Executive Vice President and Chief Financial Officer, respectively, of Captec Net Lease Realty Advisors, Inc. ("Captec Advisors"). Messrs. Beach, Martin and Sherard and Captec Financial are each stockholders of Captec Advisors. Together with Captec Financial, Captec Advisors provides the Company with certain investment and financial advisory services pertaining primarily to the acquisition, development and leasing of properties pursuant to an August 29, 1997 Advisory Agreement (the "Advisory Agreement"). Pursuant to the Advisory Agreement, as compensation for its services Captec Advisors receives a Management Fee of the lesser of (i) 0.6% of the aggregate capitalized cost (excluding accumulated depreciation) of all assets in the Company's portfolio, or (ii) 5.0% of the Company's revenues, in either case determined in accordance with generally accepted accounting principles. Captec Advisors also receives an Incentive Fee equal to 15.0% of the amount by which any increase in annual Funds From Operations ("FFO") per share exceeds a 7.0% annual increase in FFO per share multiplied by the weighted average number of shares of the Common Stock outstanding. The Company also will pay to Captec Advisors an amount equal to all costs incurred in the acquisition of properties identified by Captec Advisors, Captec Financial or any other person or entity with which Captec Advisors subcontracts and acquired during the term of the Advisory Agreement (the "Cost Reimbursement"). In no event will the Incentive Fee and Cost Reimbursement exceed 3.0% of the acquisition cost of properties identified and acquired. The Company also reimburses Captec Advisors, Captec Financial or its subcontractors for any third party expenses incurred directly in connection with the services they provide to the Company. The Company paid $474,904 (inclusive of the Cost Reimbursement) as compensation pursuant to the Advisory Agreement in 1997. Based upon the Company's existing portfolio of properties and its anticipated acquisition activity in 1998, the Company estimates it will pay approximately $3.1 million (inclusive of the Cost Reimbursement) as compensation pursuant to the Advisory Agreement in 1998. The amount to be paid under the Advisory Agreement in 1998 will vary based upon numerous circumstances, some of which are beyond the Company's control, and the actual amount paid pursuant to the Advisory Agreement may vary materially.

     The Company consummated its initial public offering of the Common Stock in November 1997. During the fiscal year ended December 31, 1997, the Board of Directors held one meeting which all directors attended. The Board of Directors has appointed an Audit Committee and a Compensation Committee, and does not have a Finance or Nominating Committee. No committee meetings were held during 1997.

     The Audit Committee consists of Messrs. Peters, Ford and Howley. The Audit Committee recommends annually to the Board of Directors the engagement of the independent public accountants for the Company, reviews the plans for, and results of, audit engagements, approves professional services provided by the independent public accountants, considers the range of audit and nonaudit fees, and reviews the independent public accountants' letter of comments and management's responses thereto, the adequacy of the Company's internal accounting controls and major accounting or financial reporting matters.

     The Compensation Committee consists of Messrs. Peters, Howley and Krul. The Compensation Committee determines compensation for senior management, advises the Board of Directors on the adoption and administration of employee benefit and compensation plans and administers the Captec Net Lease Realty, Inc. Long-Term Incentive Plan (the "Long-Term Incentive Plan").

     Directors' Compensation. Each independent director is compensated at the rate of $16,000 per year (prorated to $2,000 for 1997). Each director also receives $1,000 for attendance at each meeting of the Board of Directors and of any committee or $250 for participation in any meeting by telephone. No other director fees are paid. Upon completion of the Company's initial public offering, each independent director (Messrs. Peters, Ford, Krul and Howley) received a 10-year option for 5,000 shares of Common Stock, exercisable at $18.00 per share and subject to vesting within two years of issuance. Directors who are not employees of the Company are eligible to participate in the Company's Directors' Deferred Compensation

Plan (the "Deferred Plan"). The Deferred Plan, which is administered by officers appointed by the Board of Directors who are not eligible to participate in it, allows directors to defer receipt of fees payable to them by the Company for their service as directors. The value of the amounts credited to a director in the Deferred Plan increases or decreases based on the market value of the Common Stock.

COMPENSATION COMMITTEE REPORT

     Introduction. The Compensation Committee is responsible for determining the compensation to be paid to the Company's executive officers. The Compensation Committee also is responsible for making major policy decisions with respect to health care and other benefit plans and administers the Long-Term Incentive Plan.

     The Compensation Committee seeks (i) to provide competitive compensation that enables the Company to attract and retain qualified executives and align their compensation with the Company's overall business strategies, and (ii) to provide each executive officer with substantial incentive to work for the success of the Company through stock options which provide for participation in the Company's growth and success. To achieve this goal, the Compensation Committee determines executive compensation with a focus on compensating executive officers based on their responsibilities and the Company's performance. The primary components of the Company's executive compensation program are (i) base salaries and certain other annual compensation, (ii) bonuses, and (iii) Common Stock options.

     Base Salaries and Other Annual Compensation. The base salaries and certain other compensation for the Company's executive officers in 1997 were determined based upon the experience of the executives in the industry, together with comparisons of compensation paid by companies of similar size in the real estate investment trust industry. This compensation was determined after consulting with the Company's financial advisors and the managing underwriters of the Company's initial public offering.

     Messrs. Beach and Martin each have employment agreements with the Company pursuant to which they receive base salaries of $150,000 and $100,000, respectively, health and life insurance and certain other benefits. The employment agreements also entitle Messrs. Beach and Martin to options granted pursuant to the Long-Term Incentive Plan to purchase 400,000 shares and 200,000 shares of the Common Stock respectively for a period of 10 years at a purchase price of $18.00 per share. The Compensation Committee believes that these annual compensation packages are commensurate with the experience and responsibility of Messrs. Beach and Martin. Mr. Max's annualized base salary for the fiscal year ended December 31, 1997 was $100,000.

     Bonuses. The employment agreements each entitle Mr. Beach and Mr. Martin to an annual bonus on a sliding scale of 10.0% to 100.0% of annual base salary contingent, and based upon, the percentage increase of FFO per share in any calendar year from the prior calendar year. No bonuses were awarded during 1997.

     Stock Options. All of the Company's executive officers are eligible to receive options to purchase shares of Common Stock under the Long-Term Incentive Plan. The Company believes that stock options provide valuable motivation and long-term incentive to management. Stock option grants reinforce long-term goals by providing the proper nexus between the interests of management and the interests of the Company's stockholders. Pursuant to their employment agreements, Messrs. Beach and Martin have been granted 10-year options under the Long-Term Incentive Plan to purchase 400,000 and 200,000 shares of Common Stock, respectively, at $18.00 per share. Mr. Max has been granted a 10-year option under the Long-Term Incentive Plan to purchase 50,000 shares of Common Stock at $18.00 per share. The options granted to Messrs. Beach, Martin and Max will vest and become exercisable in three equal annual installments on October 15, 1998, 1999 and 2000. The number of options granted initially to Messrs. Beach, Martin and Max was determined through consultation with the managing underwriters of the Company's initial public offering and based on the expected contribution of each of them to the Company.

                                            Richard J. Peters
                                            Lee C. Howley
                                            William H. Krul, II

                             EXECUTIVE COMPENSATION

     The following information is provided for each of the Company's executive officers for the fiscal year ended December 31, 1997.

SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                              ANNUAL COMPENSATION                     AWARDS
                                         -----------------------------  ----------------------------------
                                                             OTHER      RESTRICTED                ALL
                                                             ANNUAL       STOCK      STOCK       OTHER
               NAME AND                  SALARY    BONUS  COMPENSATION   AWARD(S)   OPTIONS   COMPENSATION
          PRINCIPAL POSITION               ($)      ($)      ($)(2)        ($)      (#)(3)        ($)
---------------------------------------  -------   -----  ------------  ----------  -------   ------------
Patrick L. Beach.......................  $11,538    --         --           --      400,000      --
  Chairman, President and
    Chief Executive Officer
W. Ross Martin.........................  $ 7,692    --         --           --      200,000      --
  Executive Vice President and Chief
    Financial Officer
Ronald Max.............................  $ 7,692    --         --           --       50,000       $300
  Vice President and
    Chief Investment Officer

---------------
(1) Reflects compensation paid by the Company from November 18, 1997 (the date of the initial public offering) through December 31, 1997. The Company did not pay any compensation prior to November 18, 1997.
(2) Total perquisites and other personal benefits for each of the executive officers do not exceed the threshold amounts specified in the regulations promulgated by the Commission.
(3) Granted pursuant to the Long-Term Incentive Plan.

     Messrs. Beach and Martin each entered into October 15, 1997 employment agreements with the Company. Each agreement provides for an initial three-year term that is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate the agreement at the end of the then applicable term by giving written notice of termination on or before November 30 of any year. Each agreement provides for the annual base salary, stock options and bonus described under "Election of Directors -- Compensation Committee Report," and medical and dental benefits, vacation and sick leave, life insurance and certain additional compensation. Mr. Max does not have an employment agreement.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS          POTENTIAL REALIZABLE
                                                  --------------------------       VALUE AT ASSUMED
                                                  PERCENTAGE OF                 ANNUAL RATES OF STOCK
                                                  TOTAL OPTIONS                 PRICE APPRECIATION FOR
                                                    GRANTED TO     EXERCISE         OPTION TERM(3)
                                      OPTIONS      EMPLOYEES IN      PRICE     ------------------------
               NAME                  GRANTED(1)   FISCAL YEAR(2)   ($/SHARE)       5%           10%
               ----                  ----------   --------------   ---------   ----------   -----------
Patrick L. Beach...................   400,000         61.5%         $18.00     $4,528,000   $11,476,000
W. Ross Martin.....................   200,000         30.8%          18.00      2,264,000     5,738,000
Ronald Max.........................    50,000          7.7%          18.00        566,000     1,435,000

---------------
(1) Pursuant to each of their employment agreements, Messrs. Beach and Martin have been granted, pursuant to the Long-Term Incentive Plan, 10-year options to purchase 400,000 and 200,000 shares of Common Stock, respectively, at $18.00 per share. Mr. Max has been granted, pursuant to the Long-Term Incentive Plan, a 10-year option to purchase 50,000 shares of Common Stock at $18.00 per share. The options granted to Messrs. Beach, Martin and Max vest and become exercisable in three equal annual installments on October 15, 1998, 1999 and 2000.

(2) Based on 650,000 options granted to all employees during the fiscal year.
(3) These amounts are based on hypothetical annual appreciation rates of 5.0% and 10.0% and are not intended to forecast the actual future appreciation of the Common Stock. No gain to optionees is possible without an actual increase in the price of the Common Stock, which would benefit all of the Company's stockholders. All calculations are based on a 10-year option period.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                                             VALUE OF
                                                                         NUMBER OF          UNEXERCISED
                                                                        UNEXERCISED        IN-THE-MONEY
                                                SHARES               OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                              ACQUIRED ON   VALUE       YEAR-END(#)        YEAR-END ($)
                                               EXERCISE    REALIZED    EXERCISABLE/        EXERCISABLE/
                    NAME                          (#)        ($)       UNEXERCISABLE       UNEXERCISABLE
                    ----                      -----------  --------  -----------------   -----------------
Patrick L. Beach............................      --          --        -0-/400,000             --
W. Ross Martin..............................      --          --        -0-/200,000             --
Ronald Max..................................      --          --        -0-/ 50,000             --

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Common Stock with the cumulative total return of a hypothetical investment in each of the National Association of Real Estate Investment Trusts ("NAREIT") Equity Index and the S&P 500 Index based on the respective market price of each such investment at October 31, 1997, November 30, 1997 and December 31, 1997, assuming in each case an initial investment of $100 on October 31, 1997 and reinvestment of dividends.

                                    [GRAPH]

                                                 OCTOBER 31,    NOVEMBER 30,    DECEMBER 31,
                                                    1997            1997            1997
The Company....................................    100.00           94.44           95.49
S&P 500........................................    100.00          104.63          106.43
NAREIT Equity..................................    100.00          102.16          104.57

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any stockholder proposal intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, Ann

Arbor, MI 48106-0544, on or before December 1, 1998, for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's directors, executive officers and owners of more than 10.0% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and owners of more than 10.0% of the Common Stock are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, its executive officers, directors and greater than 10.0% beneficial owners complied with all applicable Section 16(a) filing requirements except that each of Messrs. Beach, Peters, Ford, Krul and Howley made a single late filing of a Form 4 with respect to the purchase of Common Stock.

                                 OTHER MATTERS

     The Company has selected Coopers & Lybrand L.L.P. as its independent accountants for the current fiscal year. Representatives of Coopers & Lybrand L.L.P., which served as the Company's independent public accountants for the fiscal year ended December 31, 1997, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     If the enclosed proxy is executed and returned to the Company, the persons named in it will vote the shares represented by that proxy at the Annual Meeting. The form of proxy permits specification of a vote for the election of directors as set forth under "Election of Directors," the withholding of authority to vote in the election of directors or the withholding of authority to vote for one or more specified nominees.

     When a choice has been specified in the proxy, the shares represented will be voted in accordance with that specification. If no specification is made, those shares will be voted at the Annual Meeting to elect directors as set forth under "Election of Directors." Under Delaware law, broker non-votes and abstaining votes will not be counted in favor of, or against, any nominee. The seven director nominees receiving the greatest number of affirmative votes will be elected directors. If any other matter properly comes before the Annual Meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matter that will be presented for action at the Annual Meeting.

                                            By order of the Board of Directors,

                                            /s/ W. Ross Martin
                                            W. ROSS MARTIN
                                            Executive Vice President and
                                              Chief Financial Officer

Dated: April 7, 1998

                         CAPTEC NET LEASE REALTY, INC.

                      [ARROW] Tear at Perforation [ARROW]

The Annual Meeting of Stockholders of Captec Net Lease Realty, Inc. will be held Friday, May 8, 1998, at 10:00 a.m., at The Ritz-Carlton Dearborn, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan

1. ELECTION OF DIRECTORS

   Nominees:    Patrick L. Beach    W. Ross Martin    H. Reid Sherard
                Richard J. Peters    Creed L. Ford, III    William H. Krul, II
                Lee C. Howley

                            [ ] FOR all nominees         [ ] WITHHELD as to all
                                                             nominees

                     FOR, except vote withheld from the following nominee(s):
       [ ]
                     -----------------------------------------------------------

                     2. ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
                        MEETING


                         The undersigned hereby acknowledges receipt of a Notice
                     of Annual Meeting of Stockholders of Captec Net Lease Realty, Inc. called for May 8, 1998, and a Proxy Statement for the Meeting prior to the signing of this proxy.

                                                   Dated:
                                                   -----------------------, 1998

                                                   -----------------------------

                                                   -----------------------------

                                                   Please sign exactly as your
                                                   name(s) appear(s) on this
                                                   proxy. When signing in a
                                                   representative capacity,
                                                   please give title.

                     PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
                                    USING THE ENCLOSED ENVELOPE.

CAPTEC NET LEASE REALTY, INC.
24 Frank Lloyd Wright Drive
Ann Arbor, Michigan 48106                             PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CAPTEC NET LEASE REALTY, INC. FOR USE ONLY AT THE ANNUAL
 MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 1998 AND ANY
                   ADJOURNMENT THEREOF.

    The undersigned, being a stockholder of CAPTEC NET
LEASE REALTY, INC. ("Captec"), hereby authorizes Patrick L.
Beach and W. Ross Martin, and each of them, as proxies, with the full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Captec to be held at The Ritz-Carlton Dearborn, Fairlane Plaza,
300 Town Center Drive, Dearborn, Michigan on May 8, 1998 at
10:00 a.m., local time, and at any adjournment thereof, and at the meeting to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

    In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

    Shares of the Common Stock of Captec will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named on the reverse side and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the Meeting.

                                   CONTINUED ON OTHER SIDE